EXHIBIT - 3 i

                              Filed with the Department of State on Oct 20, 1997

                                                      Brette Kunda
                                                ____________________________
                                                Secretary of the Commonwealth


                    ARTICLES OF INCORPORATION-FOR PROFIT
                                      OF

                           Beating the Dow Fund, Inc.

           A Business-stock Corporation (15 Pa.C.S. Paragragh 1306)

              DSCB:15-1306/2102/2303/2702/2903/3101/7102A(Rev 91)


In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, de-siring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  Beating the Dow Fund, Inc.

2. The address of this corporation initial registered ofice in this Commonwealth is:
         1375 Anthony Wayne Dr.     Wayne Pa. 19087        Chester County

3. The corporation is incorporated under the provisions of the Business Corp-oration Law of 1988.

4. The aggregate number of shares authorized is: 100,000,000.

5. The name and address of the incorporator is:

       Bernard B. Klawans    1375 Anthony Wayne Dr     Wayne Pa. 19087

6. The specified effective date is: January 1, 1998.

7. No additional provisions of the articles.

8. The corporation is not a statutory close corporation.

9. The corporation is not a cooperative corporation.


IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorpora-tion this 20th day of October, 1997.


                                                   Bernard B. Klawans


                                                    _________________
                                                         Signature


APPROVED BY THE STATE OF PENNSYLVANIA  OCTOBER 22, 1997

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                             Filed with the Department of State on__________


                                          _____________________________
                                          Secretary of the Commonwealth


       ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
In compliance with the requirements of 15 Pa.C.S. par 1915 (relating to articles of amendment) the undersigned business corporation, desiring to amend its Arti-cles,hereby states that:

1. The name of the corporation is: Beating the Dow Fund, Inc.

2. The address of this corporation's current registered office in this Common-wealth is:
           1375 Anthony Wayne Dr.   Wayne Pa. 19087  Chester County

3. The statute by which it was incorporated is:  Business Stock  15PACS

4.  The date of its incorporation was 1/1/98

5. The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

6. The amendment was adapted by the shareholders pursuant to 15 Pa.C.S. par 1914
   (a) and (b).

7. The amendment adopted by the corporation changed the name to The O'Higgins Fund.

8. The restated Articles of Incorporation suopersede the original Articles and all amendments thereto.


IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer on this 5th day of January 1998.

                                              The O'Higgins Fund


                                            By: Bernard B. Klawans
                                                President














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